Exhibit 99.1

Signature Exploration and Production Releases Reserve Report on Koliba

Total reserve value is estimated to be in excess of $38 Million HOUSTON, TX - Signature Exploration and Production Corporation (OTC.BB: SXLP) today released a synopsis of the ‘Reserve Report’ that was recently prepared by our operator Carter E&P, LLC.

According to Carter E&P, LLC,  the Koliba Prospect’s value is estimated  at $38,898,000 and Signature Exploration’s 15% interest is valued in excess of $5,834,000. These figures are based on $77.28 Bbls of oil and $5.59 Mcf of gas.  The operator is on schedule to commence drilling in approximately 30 days. Steve Weldon, Chairman and CEO of Signature Exploration and Production Corp., stated, “This initial information, when combined with current oil and natural gas market conditions, represents what we anticipate to be a well with stable, predictable cash flows and good returns on investment.”

About the Koliba Prospect:

The Koliba Prospect, is a 173 acre lease located in the highly productive North McFadden Field near Bloomington Texas. The Company has identified 3 target zones at 5,880’, 5,350’, and 4,930’, in the Frio Sands. The Koliba Prospect will be drilled 250 feet from an originally large producing well and is considered a low risk / high reward prospect due to its proximity to previous wells in the prolific Frio interval.

Signature Exploration and Production Corp.

Signature Exploration and Production Corp. is an independent energy company engaged in the exploration, development, exploitation and acquisition of on-shore oil and natural gas properties in conventional producing areas along the gulf coast of Texas. Management's strategy is to continue making acquisitions of select properties that have been identified as economically attractive, technically and geologically sound and have significant upside potential.  Visit www.signatureexploration.com for more information.

Safe Harbor Statement

This news release contains forward-looking statements within the meaning of Section 27A of the United States Securities Act of 1933, as amended, and Section 21E of the United States Securities and Exchange Act of 1934, as amended. Statements in this news release, which are not purely historical, are forward-looking statements and include any statements regarding beliefs, plans, expectations or intentions regarding the future. These statements involve risks and uncertainties, which could cause actual results to differ materially from those in the forward-looking statements contained herein. Such risks and uncertainties may include, but are not limited to, the impact of competitive products, the ability to meet customer demand, the ability to manage growth, acquisitions of technology, equipment or human resources, the effect of economic and business conditions, the ability to attract and retain skilled personnel and factors outside the control of the Company. These forward-looking statements are made as of the date of this news release, and the Company assumes no obligation to update the forward-looking statements or to update the reasons why actual results could differ from those projected in the forward-looking statements. Although the Company believes that the beliefs, plans, expectations and intentions contained in this news release are reasonable, there can be no assurance those beliefs, plans, expectations or intentions will prove to be accurate. Investors should consider all of the information set forth herein and should also refer to the risk factors disclosed in the Company's periodic reports filed from time-to-time with the United States Securities and Exchange Commission. This news release shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

SOURCE Signature Exploration and Production Corporation

CONTACT:
Al Turano
Signature Exploration and Production Corp.
3200 Southwest Freeway, Suite 3300
Houston, Texas 77027
PH: 877.205.9177
E: info@SignatureExploration.com